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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 7, 2003 which appears in the Annual Report on Form 10-K for the fiscal year ended May 31, 2003 of RPM International Inc. and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Independent Accountants" in the Prospectus.


                              /s/ CIULLA, SMITH & DALE, LLP
                              -------------------------------------
                              CIULLA, SMITH & DALE, LLP


Cleveland, Ohio

November 3, 2003